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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 26, 2002 (November 26, 2002)

WESTERN GAS RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10389 (Commission File Number)	84-1127613 (I.R.S. Employer Identification No.)

12200 N. Pecos Street Denver, Colorado		80234-3439
(Address of principal executive offices)		(Zip Code)

(303) 452-5603
(Registrant's telephone number, including area code)

No Changes
(Former name or former address, if changed since last report).

ITEM 5. OTHER EVENTS

        Western Gas Resources, Inc. (the "Company") (NYSE: WGR) announced on November 26, 2002 that it has called for redemption all outstanding shares of its $2.28 Cumulative Preferred Stock, $.10 par value (the "Preferred Stock"). The redemption date of the Preferred Stock will be December 27, 2002 (the "Redemption Date"), and the redemption price will be $25.00 per share of Preferred Stock, plus all dividends (whether or not earned or declared) accumulated and unpaid to, but not including, the Redemption Date (i.e., the redemption price will be $25.56398 per share of Preferred Stock) (the "Redemption Price"). The redemption of the Preferred Stock is being effected pursuant to paragraph (v) of the Certificate of Designation of the Preferred Stock.

        On or before the Redemption Date, the funds necessary for the redemption of the outstanding shares of Preferred Stock will have been set aside by the Company in trust for the pro rata benefit of the holders of the shares of the Preferred Stock called for redemption. Subject to the applicable escheat laws, any moneys so set aside by the Company and unclaimed at the end of two years from the Redemption Date will revert to the general funds of the Company, after which reversion the holders of the shares of the Preferred Stock called for redemption may look only to the general funds of the Company for the payment of the Redemption Price.

        Notwithstanding that any certificates representing the Preferred Stock called for redemption (the "Certificates") have not been surrendered for cancellation, on and after the Redemption Date, the Preferred Stock will no longer be deemed to be outstanding, dividends on the Preferred Stock will cease to accrue, and all rights of the holders of the Preferred Stock will cease, except for the right to receive the Redemption Price, without interest thereon, upon surrender of the Certificates.

        The Company has applied to the New York Stock Exchange for delisting of the Preferred Stock, effective on the Redemption Date or shortly thereafter.

        As of November 13, 2002, approximately 546,846 shares of the Preferred Stock were outstanding. The notice of redemption and related materials will be mailed to registered holders of the Preferred Stock called for redemption on or about November 26, 2002. Shares of the Preferred Stock called for redemption are to be surrendered to EquiServe, as redemption agent, for payment of the Redemption Price, by mail, by hand or by overnight delivery at the addresses set forth in the letter of transmittal that will accompany the notice of redemption. Questions relating to, and requests for additional copies of, the notice of redemption and the related materials should be directed to the redemption agent at EquiServe Trust, at 1-800-736-3001.

        Western is a leading independent gas producer, gatherer, processor, transporter and energy marketer providing a broad range of services to its customers from the wellhead to the sales delivery point. The Company's producing properties are based primarily in Wyoming, including the developing Powder River Basin coal bed methane play, where Western is a leading acreage holder and producer. The Company also designs, constructs, owns and operates natural gas gathering, processing and treating facilities in major gas-producing basins in the Rocky Mountain, Mid-Continent and West Texas regions of the United States. For additional Company information, visit Western's Web site at www.westerngas.com.

Investor Contact:	Ron Wirth, Director of Investor Relations, (800) 933-5603 e-mail: rwirth@westerngas.com

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTERN GAS RESOURCES, INC. (REGISTRANT)
Date: November 26, 2002	By:	/s/ WILLIAM J. KRYSIAK William J. Krysiak Executive Vice President/Chief Financial Officer (Principal Financial and Accounting Officer)

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  ITEM 5. OTHER EVENTS
SIGNATURES